Exhibit 4.2





                            COX COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK

                                     Trustee

                              ---------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 14, 2000

                              ---------------------

                           Supplementing the Indenture

                            Dated as of June 27, 1995

                              --------------------

                 Creating a series of Debt Securities designated

        Premium PHONES - 3% Exchangeable Subordinated Debentures due 2030

         SECOND SUPPLEMENTAL INDENTURE, dated the 14th day of March, 2000, between COX COMMUNICATIONS, INC., a corporation existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office in The City of New York, New York, as trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 27, 1995 (the "Original Indenture" and, as supplemented to the date hereof, the "Indenture"), providing for the issuance by the Company from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "Securities");

         WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "Premium PHONES - 3% Exchangeable Subordinated Debentures due 2030" under the Original Indenture in an aggregate original principal amount of up to $335,366,000 (the "Debentures");

         WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders, may enter into an indenture supplemental to the Original Indenture to establish the terms of Securities of any series as permitted by Sections 2.01 and 2.03 of the Original Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been duly authorized.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the series of Securities designated as the "Premium PHONES - 3% Exchangeable Subordinated Debentures due 2030," and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101.      Definitions.

         Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein, in which case such term shall have the meaning specified herein.

         "Additional Distribution" shall mean any distribution to Holders of the Debentures made pursuant to Section 206 as a result of a Reference Share Distribution.

         "Adjusted Principal Amount" shall mean, for each $1,000 Original Principal Amount of the Debentures, $1,000, minus any and all Extraordinary Additional Distributions and any Yield Adjustments made in respect to such Original Principal Amount of Debentures pursuant to Section 204.

         "Average Transaction Consideration" shall mean, with respect to a holder of one Reference Share in a Reference Share Offer, (a) the aggregate consideration actually paid or distributed in respect of all Reference Shares accepted in such Reference Share Offer, divided by (b) the total number of Reference Shares outstanding immediately prior to the expiration of the Reference Share Offer and entitled to participate in such Reference Share Offer.

         "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday, on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

         "Closing Price" shall mean, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date or, if the security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the security is so listed, or if the security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization. In the event that no such quotation is available for that day, the Board of Directors will be entitled to determine the Closing Price on the basis of those quotations that it in good faith considers appropriate, unless "Closing Price" is to be determined for purposes of valuing securities to be distributed pursuant to a Reference Share Distribution and in the opinion of the Board of Directors there is a substantial likelihood that such securities will have an aggregate fair market value in excess of $100,000,000, in which event the Closing Price will be determined by a nationally recognized investment banking or appraisal firm appointed by the Company for such purpose. With respect to options, warrants and other rights to purchase a security, the Closing Price shall be the value of the underlying security determined as aforesaid, minus the exercise price; and with respect to securities exchangeable for or convertible into a relevant security, the Closing Price shall be the Closing Price of the exchangeable or convertible security determined as aforesaid or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying security determined as aforesaid. If an "ex-dividend" date for a security occurs during the period used in determining the security's Current Market Value or Exchange Market Value, the Closing Price of the security on any day prior to the "ex-dividend" date used in such determination shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the amount of the dividend, as of the record date therefor, as determined by a nationally recognized investment banking firm retained by the Company for this purpose. To the extent that trading (regular way) of, or quotations for, any security as to which "Closing Price" is to be determined continues past 4:00 p.m., New York City time, on the applicable securities exchange, the National Market System or over-the-counter market, as the case may be, "Closing Price" shall be deemed to refer to the price or bid at the time that is then customary for determining the trading day's index levels for stocks traded on such securities exchange, the National Market System or over-the-counter market.

         "Common Equity Securities" shall mean any securities (i) that are common stock or a Tracking Stock or participate without limitation in earnings and dividends in parity with such common stock or Tracking Stock and (ii) that are Marketable Securities. For greater certainty, the term "Common Equity Securities" does not mean warrants, options or other rights to purchase, or securities exchangeable or convertible into, Common Equity Securities.

         "Company" shall mean the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Debentures.

         "Current Market Value" shall mean, with respect to any Reference Share, the average of the Closing Prices for such Reference Share over the 20 Trading Day period immediately prior to (but not including) the fifth Trading Day preceding the applicable Redemption Date (or, in the case of Section 204(b), the Stated Maturity).

         "Debenture" shall mean $1,000 Original Principal Amount of the Debentures.

         "Debentures" shall mean the Company's Premium PHONES - 3% Exchangeable Subordinated Debentures due 2030.

         "Depository" shall have the meaning assigned to it in the Original Indenture.

         "DTC" shall mean The Depository Trust Company.

         "Exchange Agent" shall mean any Person authorized by the Company to act as Exchange Agent under the Indenture. The Company initially authorizes the Trustee to act as Exchange Agent for the Debentures on its behalf. The Company may at any time and from time to time authorize one or more Persons (including the Company) to act as Exchange Agent in addition to or in place of the Trustee with respect to the Debentures.

         "Exchange Date" shall mean, with respect to any Notice of Exchange, the date on which the Notice of Exchange and all documents, instruments and payments required to be tendered in connection with the related exchange have been received by the Exchange Agent.

         "Exchange Market Value" shall mean, for each Reference Share attributable to the Debentures at the date of determination, (a) in the case of a Notice of Exchange delivered to the Exchange Agent prior to March 14, 2002, the Closing Price for such Reference Share on the twentieth Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period ending on the twentieth Trading Day immediately following the Exchange Date); and (b) in the case of a Notice of Exchange delivered to the Exchange Agent on or after March 14, 2002, the Closing Price for such Reference Share on the Trading Day following the Exchange Date (unless more than $1,000,000 aggregate Original Principal Amount of Debentures have been validly tendered for exchange on such date, in which case the Exchange Market Value shall mean the average of the Closing Prices for such Reference Share over the five Trading Day period immediately following the Exchange Date). The aggregate Exchange Market Value of the Reference Shares attributable to any Debenture for which a Notice of Exchange is delivered to the Trustee shall equal the sum of the Exchange Market Values of the Reference Shares attributable to such Debenture.

         "Extraordinary Additional Distribution" shall mean any Additional Distribution other than a Regular Additional Distribution, whether of cash or property; provided that in the event of a Reference Share Offer, the amount of the Extraordinary Additional Distribution on each Debenture in respect of such Reference Share Offer shall equal the portion of the Average Transaction Consideration deemed to be received on the Reference Shares of the class or series subject to the Reference Share Offer attributable to such Debenture (immediately prior to giving effect to the Reference Share Proportionate Reduction relating to that Reference Share Offer) other than the portion of the Average Transaction Consideration that consists of Common Equity Securities, which themselves become part of the Reference Shares as a result of the Reference Share Offer Adjustment.

         "Extraordinary   Distribution"   shall   mean   any   Reference   Share
Distribution other than a Regular Cash Dividend.

         "Final Period Distribution" shall mean, for each Debenture, (a) all Regular Cash Dividends on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares and (b) all Extraordinary Distributions on any Reference Shares attributable to such Debenture for which the ex-dividend date has occurred but which, at the date of determination, have not been received by the holders of such Reference Shares, but only to the extent that the value of such Extraordinary Distributions (determined in accordance with Section 206(d) or (e)) exceeds the Adjusted Principal Amount of such Debenture.

         "Interest Payment Date" shall have the meaning assigned to it in
Section 205.

         "Maturity Repayment Amount" shall have the meaning assigned to it in the form of Debenture attached hereto as Exhibit A.

         "Notice of Exchange" shall mean the notice of exchange given to the Exchange Agent by a Holder of its request to exchange Debentures pursuant to
Section 209(c).

         "Optional Redemption" shall mean any redemption of the Debentures, in whole or in part, at the option of the Company pursuant to Section 208(a).

         "Original Principal Amount" shall mean the face value of $1,000 principal amount per Debenture.

         "Reference Company" shall mean Sprint Corporation, for so long as any Reference Shares are Sprint PCS Stock, and any other issuer of a Reference Share.


         "Reference Share" shall initially mean one share of Sprint PCS Stock; and after the date hereof shall mean and include each share or fraction of a share of Common Equity Securities received by a holder of a Reference Share in respect of that Reference Share, and, to the extent the Reference Share remains outstanding after any of the following events but without duplication, including the Reference Share outstanding immediately prior thereto, in each case directly or as the result of successive applications of this paragraph upon any of the following events: (i) a distribution on or in respect of a Reference Share, made in Reference Shares; (ii) the combination of a Reference Share into a smaller number of shares or other units; (iii) the subdivision of outstanding shares or other units of a Reference Share; (iv) the conversion or reclassification of a Reference Share by issuance or exchange of other Common Equity Securities; (v) any Common Equity Securities issued for a Reference Share in any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (referred to herein as a "Reference Company Successor"), with or into another entity (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a merger or consolidation in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the merger or consolidation issued by such Reference Company are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of such Reference Shares); (vi) any Common Equity Securities issued in exchange for a Reference Share in any statutory exchange of securities of a Reference Company or any Reference Company Successor with another corporation (other than any Common Equity Securities issued in connection with (A) a Reference Share Offer or (B) a statutory exchange of securities in which (x) the Reference Company is the continuing corporation and in which the Reference Shares outstanding immediately prior to the statutory exchange issued by such Reference Company are not exchanged for cash, securities or other property of the Reference Company or another corporation or (y) an election is given as to the consideration to be received by a holder of such Reference Shares); (vii) any Common Equity Securities issued with respect to a Reference Share in connection with any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; and (viii) any Common Equity Securities received in exchange for a Reference Share as part of the Average Transaction Consideration deemed received in any Reference Share Offer. For purposes of this definition, (I) a conversion or redemption by Sprint

Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section
7.1 of its Articles of Incorporation shall be deemed a consolidation or merger; and (II) a redemption by Sprint Corporation pursuant to Article Sixth, Section
7.2 of its Articles of Incorporation of all of the outstanding shares of Sprint PCS Stock in exchange for common stock of one or more wholly-owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed a statutory exchange of shares of Sprint PCS Stock for shares of common stock of the relevant subsidiary or subsidiaries; provided, however, that if there is an election given to holders of Sprint PCS Stock in connection with any such conversion or redemption, the transaction shall be deemed a Reference Share Offer.

         "Reference Share Distribution" shall mean any dividend or distribution on or in respect of a Reference Share, including payments and distributions in connection with (i) the consolidation or merger of a Reference Company or Reference Company Successor, a statutory exchange of securities of a Reference Company or Reference Company Successor or a liquidation or dissolution of a Reference Company or Reference Company Successor or (ii) any Reference Share Offer, but shall not include any dividend or distribution made in the form of additional Reference Shares.

         "Reference Shares Eligibility Date" shall mean March 14, 2002.

         "Reference Share Offer" shall mean any tender offer or exchange offer made for 30% or more of the outstanding shares of a class or series of Reference Shares of a Reference Company or any consolidation, merger or statutory exchange involving a class or series of Reference Shares of a Reference Company in which an election is given to holders of such Reference Shares as to the consideration to be received in the transaction. A "Reference Share Offer" shall include a conversion or redemption by Sprint Corporation of less than all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation or any conversion or redemption by Sprint Corporation of all shares of Sprint PCS Stock pursuant to Article Sixth, Section 7.1 or Section 7.2 of its Articles of Incorporation in which a holder of Sprint PCS Stock is given an election as to the consideration that he or she may receive.

         "Reference Share Offer Adjustment" shall mean (a) an adjustment to the Reference Shares attributable to each Debenture to include the portion of the Average Transaction Consideration received in a Reference Share Offer that consists of Reference Shares, and (b) a reduction in the number of Reference Shares attributable to each Debenture prior to such Reference Share Offer by the Reference Share Proportionate Reduction.

         "Reference Share Proportionate Reduction" shall mean a proportionate reduction in the number of Reference Shares of the class or series of Reference Shares which are the subject of the applicable Reference Share Offer and attributable to each Debenture, calculated in accordance with the following formula:

                                [OBJECT OMITTED]

                                      -5-
where:

         R = the fraction by which the number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer and attributable to each Debenture will be reduced;

         X = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer accepted in the Reference Share Offer; and

         N = the aggregate number of Reference Shares of the class or series of Reference Shares subject to the Reference Share Offer outstanding immediately prior to the expiration of the Reference Share Offer.

         "Regular   Additional   Distribution"   shall   mean   any   Additional
Distribution as a result of a Reference Share Distribution that consists of a Regular Cash Dividend.

         "Regular Cash Dividend" shall mean any cash dividend declared by a Reference Company on its Reference Shares in accordance with the Reference Company's publicly announced regular common equity dividend policy.

         "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date the Debentures are issued or incurred by the Company in the future:

(a) all of the Company's indebtedness for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time the Company acquires it;

(b) all of the Company's indebtedness evidenced by notes, debentures, bonds or other securities sold by the Company for money;

(c) all of the Company's lease obligations which are capitalized on the Company's books in accordance with generally accepted accounting principles;

(d)               all  indebtedness  of others of the kinds described in (a) and
                  (b) above and all lease obligations of others of the kind described in (c) above that the Company, in any manner, assume or guarantee or that the Company in effect guarantee through an agreement to purchase, whether that agreement is contingent or otherwise; and

(e) all renewals, extensions or refundings of indebtedness of the kinds described in (a), (b) or (d) above and all renewals or extensions of leases of the kinds described in (c) or (d) above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Debentures. The Company's senior Debt Securities issued under the Original Indenture constitute Senior Indebtedness for purposes of the Debentures.

         Senior indebtedness does not include:

(a) any indebtedness of the Company or of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(b) any guarantee by the Company or any Restricted Subsidiary of indebtedness of the Company or another Restricted Subsidiary;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(d) letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by the Company or any of its Subsidiaries; and

(e) the Company's Exchangeable Subordinated Debentures due 2029 (the "PRIZES") which rank pari passu with the Debentures.

         "Sprint Corporation" shall mean Sprint Corporation, a Kansas corporation.

         "Sprint PCS Stock" shall mean the Sprint Corporation PCS common stock-Series 1, par value $1.00 per share.

         "Tracking Stock" shall mean an equity security which tracks the performance of one or more subsidiaries or a distinct line of business of the issuer of such equity security.

         Trading Day" shall mean (i) where the Closing Price of a security is to be determined, a day on which the security (a) is not suspended from trading or quotation at the close of business on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security and (b) has traded or been quoted at least once on the national or regional securities exchange, the National Market System or over-the-counter market that is the primary market for the trading or quotation of that security, and (ii) for any other purpose under this Second Supplemental Indenture, any day on which the Nasdaq National Market and the New York Stock Exchange are open for the transaction of business.

          "Yield Adjustment" shall mean any adjustment required to be made to the Adjusted Principal Amount on any Interest Payment Date following any
Extraordinary Additional Distribution (except for the Interest Payment Date immediately following such Extraordinary Additional Distribution) so that the interest payment on such Interest Payment Date does not represent an annualized yield in excess of 3% on the Adjusted Principal Amount of the Debentures during the semi-annual period immediately preceding such Interest Payment Date.

Section 102.      Section References.

         Each reference to a particular section set forth in this Second Supplemental Indenture shall, unless the context otherwise requires, refer to this Second Supplemental Indenture.

         Section 103.  Conflict with Original Indenture.

         To the extent that any of the terms set forth in this Second Supplemental Indenture or the certificates representing the Debentures shall conflict with any of the terms of the Original Indenture, the terms of this Second Supplemental Indenture and the certificates representing the Debentures shall be controlling with respect to the Debentures.

Article Two

                        TITLE AND TERMS OF THE SECURITIES

Section 201.      Title of the Securities.

         The title of the Securities of the series established hereby is the "Premium PHONES - 3% Exchangeable Subordinated Debentures due 2030."

Section 202.      Amount.

         The aggregate Original Principal Amount of the Debentures which may be authenticated and delivered under the Indenture is initially limited to $335,366,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.07, 2.08, 2.09 or 9.04 of the Original Indenture; provided, however, that the series of Securities established hereby may be reopened, without the consent of the Holders of Outstanding Debentures, for issuance of additional Debentures.

Section 203.      Registered Securities.

         The certificates for the Debentures shall be Registered Securities and shall be in substantially the forms attached hereto as Exhibit A, and shall bear the legends as are inscribed thereon.

Section 204. Stated Maturity; Changes to Original Principal Amount or Adjusted Principal Amount.

(a) The Stated Maturity of the principal of the Debentures shall be March 14, 2030.

(b) Not less than 30 Business Days prior to the Stated Maturity of the principal of the Debentures, the Company shall issue a press release and provide it to DTC for dissemination through the DTC broadcast facility, as to whether or not the Company will deliver, or cause to be delivered, Reference Shares in exchange for any Debentures submitted for exchange, in accordance with Section 209, from the date of such notice through 5:00 p.m., New York City time, on the Trading Day next preceding such Stated Maturity.
If Reference Shares are to be delivered in connection with any such exchange, Debentures validly exchanged during that period, in accordance with
Section 209, will be exchanged for the Reference Shares attributable to such Debentures, and the Company shall pay at Stated Maturity to Holders that do not exchange their Debentures an amount, in cash, determined in the same manner as the Redemption Price is determined in Section 208(a)(ii) (substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. If Reference Shares are not to be delivered in connection with any such exchange, the exchange right set forth in Section 209 will terminate as of the 30th Business Day prior to the Stated Maturity of the principal of the Debentures and the Company shall pay at Stated Maturity to Holders of Debentures an amount, in cash, determined in the same manner as
the   Redemption   Price  is  determined  in  Section   208(a)(i)(B)
(substituting the term "Stated Maturity" for "Redemption Date" therein), in full payment for such Debentures. Any notice by the Company as to whether or not it will deliver Reference Shares in exchange for Debentures pursuant to this
Section 204(b) shall be irrevocable.

(c) The principal amount of each Debenture shall initially equal the Original Principal Amount. Thereafter, the principal amount of each Debenture, as of any date of determination, shall equal the Adjusted Principal Amount. In calculating the Adjusted Principal Amount, (i) the value of any Extraordinary Additional Distribution shall be subtracted as of the date it is distributed to holders of the Debentures, and (ii) the amount of each Yield Adjustment shall be subtracted on the Interest Payment Date to which such Yield Adjustment relates. In no event will the Adjusted Principal Amount be less than zero.

(d) At least five Business Days prior to the Stated Maturity of the principal of Debentures, the Company shall deliver an Officers' Certificate to the Trustee which: (i) sets forth the amount to be paid in accordance with Section 204(b) at such Stated Maturity for each Debenture and for all Debentures then Outstanding,
(ii) sets forth a reasonably detailed calculation of such amounts, and (iii) directs the Trustee to adjust its records accordingly and to request the Depository to adjust its records accordingly. At or prior to 10:00 a.m., New York City time, on the date of Stated Maturity of the principal of the Debentures, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.03 of the Original Indenture) an amount in cash sufficient to pay, in accordance with Section 204(b), the amount due on all Debentures that are Outstanding at 5:00 p.m., New York City time, on the date of such Stated Maturity.

(e) In the event of an  acceleration  of maturity of the Debentures  pursuant to
Section 6.01 of the Original Indenture (as modified by Section 217 hereof), there shall become immediately due and payable an amount equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of the Debentures then Outstanding and (b) the Current Market Value of the Reference Shares
attributable to the Debentures, (2) any accrued and unpaid interest on the Debentures and (3) subject to Section 211, any Final Period Distribution on the Debentures, determined as if (i) in the case of an Event of Default specified in clause (g) or (h) of Section 6.01 of the Original Indenture, the date of such Event of Default were the Stated Maturity of the principal of the Debentures and (ii) in the case of any other Event of Default, the date of declaration of acceleration were the Stated Maturity of the principal of the Debentures.

Section 205.      Interest.

(a) The Debentures shall bear interest from March 14, 2000 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on March 14 and September 14 of each year (each, an "Interest Payment Date"), commencing September 14, 2000, to the Persons in whose names the Debentures (or one or more Predecessor Securities) are registered at the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date. Calculations of interest on each Debenture shall be based on the Original Principal Amount, without regard to changes in the Adjusted Principal Amount.

(b) Interest on the Debentures will accrue at the rate of 3% per annum of the Original Principal Amount, without regard to changes in the Adjusted Principal Amount, until the principal thereof is paid or made available for payment.

Section 206.      Additional Distributions.

(a) The Company shall distribute, or cause to be distributed, as an Additional Distribution to all Holders of Debentures, any Reference Share Distribution received by holders of Reference Shares, or the cash value thereof, in accordance with this Section 206.

(b) In the case of any Regular Cash Dividend, the Company shall pay, to the Holder of each Debenture, as a Regular Additional Distribution, the amount of cash received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Regular Cash Dividend. Such payment shall be made by the Company on the next Interest Payment Date to Holders of Debentures as of 5:00 p.m., New York City time, on the Regular Record Date for such Interest Payment Date.

(c) In the case of any Extraordinary Dividend, the Company shall deliver, to the Holder of each Debenture, as an Extraordinary Additional Distribution, all dividends and distributions, or the fair market value thereof (determined in accordance with Section 206(d) or (e)), received by a holder of the number of Reference Shares attributable to such Debenture in respect of such Extraordinary Dividend. Any distribution pursuant to this subsection (c) shall be made by the Company to Holders of Debentures as of a special record date which shall be the 10th Business Day after the date of the payment of the Extraordinary Distribution by the applicable Reference Company, and shall be distributed to such Holders on the 10th Business Day following such special record date.

(d) If an Extraordinary Distribution consists of securities or units that are Marketable Securities (other than securities which are, or become, Reference Shares), such securities or units will be distributed by the Company to Holders of the Debentures in accordance with Section 206(c); provided, that the Company shall not distribute fractional securities or units. In lieu of fractional securities or units, the Company shall pay the Holders of Debentures an amount in cash equal to the Closing Price, as of the special record date, of the security or unit to be distributed multiplied by such fractional interest. For purposes of determining the existence of fractional interests, all Debentures held by a Holder shall be considered together (no matter how many separate certificates such Holder may have). In the event the Company is unable to distribute any securities or units as part of an Extraordinary Additional Distribution because any necessary qualifications or registrations of such securities or units under applicable state or federal securities laws cannot be obtained on a timely basis, the Company may instead deliver, in lieu of such securities or units, cash based on the average of the Closing Prices of such securities or units over the five Trading Days ending on the Trading Day next preceding the distribution by the Company of such Extraordinary Additional Distribution.

(e) If an Extraordinary Distribution consists of cash, assets or property other than securities or units that are Marketable Securities, the Company shall pay to Holders of the Debentures an amount of cash equal to the fair market value thereof; such fair market value to be determined as of the date such Extraordinary Distribution is made or paid to holders of the applicable Reference Shares. Such fair market value shall be equal to the amount determined in good faith by the Board of Directors, unless the Board of Directors determines in good faith that there is a substantial likelihood that the aggregate fair market value will be in excess of $100,000,000, in which case such fair market value shall be determined by a nationally recognized investment banking or appraisal firm retained by the Company for this purpose. The fair market value so determined shall be set forth in a Board Resolution or, in the case of a determination by an investment banking or appraisal firm, an Officers' Certificate.

(f) At least five Business Days prior to the payment or delivery of an Extraordinary Additional Distribution by the Company pursuant to Section 206(c), the Company shall deliver to the Trustee a Board Resolution setting a special record date for such Extraordinary Additional Distribution and an Officers' Certificate setting forth: (i) the exact amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to each Debenture, and (ii) the total amount of Marketable Securities or cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date. If any distribution relates to any assets or other property that is not publicly traded, then at least five Business Days prior to such distribution, the Company shall deliver to the Trustee: (A) a Board Resolution establishing the fair market value of the assets or other property, unless such fair market value is determined by a nationally recognized investment banking or appraisal firm, in which case the Company shall deliver to the Trustee the report of such firm and
(B) an Officers' Certificate setting forth (I) the exact amount of cash to be distributed on or with respect to the Reference Shares attributable to each Debenture and (II) the total amount of cash to be distributed on or with respect to the Reference Shares attributable to all Debentures that are Outstanding as of such special record date in respect of any assets or other property that is not publicly traded. The Trustee is only responsible for distributing Marketable Securities in the form of global book entry securities that are DTC eligible. At or prior to 10:00 a.m., New York City time, on the date an Extraordinary Additional Distribution is to be made pursuant to Section 206(c), the Company shall (x) in the case of an Extraordinary Additional Distribution consisting of cash, deposit with the Trustee or with a Paying Agent an amount of cash equal to the Extraordinary Additional Distribution to be paid on such date and (y) in the case of an Extraordinary Additional Distribution consisting of Marketable Securities, transfer by book-entry to the account of the Trustee or a Paying Agent at DTC (or any successor Depository) the amount of Marketable Securities to be distributed in such Extraordinary Additional Distribution on such date. The Company shall act as its own Paying Agent for any Marketable Securities to be delivered other than through book-entry. The Company shall issue a press release setting forth the amount and composition, per Debenture, of any Extraordinary Additional Distribution and the Adjusted Principal Amount thereof, and shall deliver such press release to DTC for dissemination through the DTC broadcast facility.

Section 207.      Registration, Transfer and Exchange.

(a) The principal of and interest on the Debentures shall be payable and the Debentures may be surrendered or presented for payment, the Debentures may be surrendered for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Debentures and the Indenture may be served, at the office or agency of the Company maintained for such purposes in The City of New York, from time to time, and the Company hereby appoints the Trustee, acting through its office or agency in The City of New York designated from time to time for such purpose, as its agent for the foregoing purposes; provided, however, that at the option of the Company payment of interest on the Debentures may be made by check mailed to the address of the Persons entitled thereto, as such addresses shall appear in the Security Register; and provided, further, that (subject to Section 4.02 of the Original Indenture) the Company may at any time remove the Trustee as its office or agency in The City of New York designated for the foregoing purposes and may from time to time designate one or more other offices or agencies for the foregoing purposes and may from time to time rescind such designations.

Section 208.      Redemption of the Debentures.

(a) Optional Redemption. The Debentures will be redeemable at the option of the Company, in whole or in part at any time or from time to time after March 17, 2004, on at least 30 Business Days (but not more than 60 days) prior notice to Holders of the Debentures. In the notice of redemption, the Company shall specify its irrevocable election of one of the following options (each, a "Redemption Price"):

(i) to terminate Holders' right to exchange, in accordance with Section 209, Debentures called for redemption (but not affecting the exchange rights of Holders of any Debentures not called for redemption), in which case (A) no further exchange of such Debentures called for redemption pursuant to Section 209 will be permitted on or after the 30th Business Day preceding the Redemption Date and (B) on the Redemption Date, the Company shall pay Holders, for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the greater of (a) the Adjusted Principal Amount of such Debenture as of the Redemption Date and (b) 100% of the Current Market Value of the Reference Shares attributable to such Debenture, (2) any accrued and unpaid interest on such Debenture to the Redemption Date and (3) subject to Section 211, any Final Period Distribution on such Debenture; or

(ii) to exchange Debentures surrendered at the option of Holders in accordance with Section 209, for Reference Shares until 5:00 p.m., New York City time, on the Trading Day next preceding the Redemption Date, in which case on the Redemption Date the Company shall pay Holders who do not elect to exchange Debentures for Reference Shares in accordance with Section 209(c), for each Debenture to be redeemed, a Redemption Price, in cash, equal to the sum of (1) the Adjusted

         Principal Amount of such Debenture at the Redemption Date, (2) any accrued and unpaid interest on such Debenture to the Redemption
         Date and (3) subject to Section 211, any Final Period Distribution on such Debenture.
(b) Notices. In case of any redemption, the Company shall deliver an Officers' Certificate to the Trustee not less than five Business Days prior to the Redemption Date which sets forth (i) the Redemption Price to be paid for each Debenture called for redemption on such Redemption Date and (ii) the aggregate amount payable for all Debentures called for redemption on such Redemption Date.

(c) Interest Accrual to Cease. Once notice of redemption has been given and funds are irrevocably deposited with the Trustee, interest on the Debentures will cease to accrue on and after the Redemption Date and all rights of the Holders of the Debentures called for redemption will cease, except for the right of Holders to receive the Redemption Price (but without interest on such Redemption Price) and any right to receive payment pursuant to Section 211.

(d) Payment Failure. In the event that the Company fails to pay any amount due on redemption of the Debentures on a Redemption Date, interest on the Debentures called for redemption shall continue to accrue at an annual rate of 3% of the Original Principal Amount thereof from the date originally set for redemption to the actual date of payment, and such actual date of payment shall be deemed to be the Redemption Date for purposes of calculating the amount to be paid to the Holders of Debentures on redemption, except that the amount of the Final Period Distribution shall be determined as of the date originally set for redemption.

Section 209.      Exchange of the Debentures.

(a) Each Debenture will be exchangeable at the option of the Holder at any time (except as otherwise provided in subsection (f) below) for the Exchange Market Value of the Reference Shares attributable to that Debenture. The number of Reference Shares attributable to each Debenture initially shall be 16.28 shares of Sprint PCS Stock, subject to adjustment as a result of any Reference Share Proportionate Reduction or any other adjustment contemplated by the definition of "Reference Shares."

(b) The Company shall pay 100% of the Exchange Market Value of the Reference Shares attributable to each Debenture, only in cash, for all exchanges made on or before the Reference Shares Eligibility Date. On and after the Reference Shares Eligibility Date, the Company may, at its option, (i) pay 100% of the Exchange Market Value of the Reference Shares attributable to each Debenture in cash; (ii) deliver the Reference Shares attributable to such Debenture in payment of such Exchange Market Value; or (iii) deliver a combination of Reference Shares and cash. Such payment or delivery will be made as promptly as practicable, but in any event within ten Trading Days after the date of determination of the Exchange Market Value. The Company shall notify the Exchange Agent of its election to pay cash or deliver Reference Shares, or a combination of the foregoing, by no later than 9:30 a.m., New York City time, on the Trading Day next following the applicable Exchange Date. The Exchange Agent shall notify an exchanging Holder of the Company's election under this Section 209(b) prior to 10:00 a.m., New York City time, on the next Trading Day after the Exchange Date.

(c) To exchange a Debenture a Holder must (a) in the case of a Debenture held through the Depository, surrender such Debenture for exchange through book-entry transfer into the account of the Exchange Agent, transmit an agent's message requesting such exchange and comply with such other procedures of the Depository as may be applicable in the case of an exchange and (b) in the case of a Debenture held in certificated form, (i) complete and manually sign the Notice of Exchange attached to the Debenture (or complete and sign a facsimile of the Notice of Exchange) (and attached hereto is Exhibit B) and deliver such Notice of Exchange to the Exchange Agent, (ii) surrender the Debenture to the Exchange Agent, (iii) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. An exchange shall be deemed to have been effected at 5:00 p.m., New York City time, on the Exchange Date. The delivery of a Notice of Exchange or, in the case of book-entry, an agent's message requesting exchange, shall be irrevocable. A Holder may exchange a portion of its Debentures only if the portion is $1,000 Original Principal Amount or an integral multiple thereof. Following the Exchange Date for an exchange of Debentures, all rights of the Holder with respect to such Debentures shall cease, except for the right of such Holder to receive the consideration specified in Section 209(b) (but without interest thereon).

(d) By 10:00 a.m., New York City time, on each Trading Day following receipt by the Exchange Agent of notification from DTC that DTC has received an agent's message from a DTC participant electing to exercise its exchange option with respect to its Debentures, and delivery of such Debentures into the Exchange Agent's DTC participant account, or following receipt of a complete manually signed Notice of Exchange and receipt of certificated Debentures from a Holder, the Exchange Agent shall notify the Company of the principal amount of Debentures which has been tendered. When the Exchange Market Value has been determined, the Company shall deliver an Officers' Certificate to the Trustee setting forth the exact amount to be paid or the amount of Reference Shares to be delivered to the tendering Holder and shall deposit such amount with the Exchange Agent (except that if the Company elects to deliver Reference Shares in certificated form, the Company shall act as its own Paying Agent as to such shares). Upon receipt of such payment or delivery from the Company, the Exchange Agent shall pay DTC as soon as practicable or, in the cases of Debentures that are held in certificated form, as directed by the tendering Holder. Where the Company acts as its own Paying Agent with respect to certificated Reference Shares, it shall deliver them (i) as directed by the relevant participants of the Depositary, as identified by the Depositary, or (ii) to or at the direction of tendering Holders of Debentures.

(e) In the case of any exchange made during the period from (but excluding) a Regular Record Date for any Interest Payment Date to (but excluding) such Interest Payment Date, the Holder shall tender funds equal to the interest and any Additional Distribution payable on such Interest Payment Date.

(f) The right to exchange Debentures pursuant to this Section 209 shall terminate at 5:00 p.m., New York City time, (i) in the case of Stated Maturity of the principal amount of the Debentures, on the Trading Day immediately preceding such Stated Maturity and (ii) in the case of an optional redemption, on the Trading Day immediately preceding the Redemption Date. A Holder's right to exchange Debentures under this Section 209 shall further be subject to termination by the Company (i) in connection with the payment of the Debentures at Stated

Maturity, during the period set forth in the penultimate sentence of Section 206(b) and (ii) in connection with optional redemption, during the period set forth in clause (i) of Section 208(a), provided, that any such termination shall only apply to Debentures that have been called for redemption.

(g) If more than $1,000,000 aggregate Original Principal Amount of Debentures are tendered for exchange on any given date, the Company shall give notice of such event to the Trustee and the Trustee shall give notice thereof to DTC for distribution through its broadcast facility.

Section 210.      Distributions of Reference Shares or Other Securities.

(a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Reference Shares or in connection with an Extraordinary Additional Distribution pursuant hereto; provided, however, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in delivery of such property to a name other than that in which the Debentures were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(b) The Company hereby warrants that upon delivery of any Reference Shares or any securities in connection with any Extraordinary Additional Distribution pursuant to this Supplemental Indenture, the Holder of a Debenture shall receive all rights held by the Company in the securities to be delivered, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed thereon by the prior owner thereof prior to the time acquired by the Company. In addition, the Company further warrants that any securities to be delivered hereunder shall be free of any transfer restrictions under federal or state securities laws (other than such as are attributable to any Holder's status as an affiliate of the issuer of such securities).

Section 211.      Balance of Final Period Distribution Payment.

(a) In the case of a Final Period Distribution within the meaning of clause (b) of the definition of "Final Period Distribution," the Company shall pay such Final Period Distribution to the Holders of Debentures that have been repaid in accordance with the first sentence of Section 204(b) or redeemed in accordance with Section 208(a)(ii), (b), (c) or (d) as of a special record date which shall be the 10th Business Day after the date of the payment of the relevant Extraordinary Distribution by the applicable Reference Company; and such payment shall be distributed on the 10th Business Day following such special record date. The Company shall give notice regarding such distribution to the Trustee in accordance with the provisions of Section 206(f).

(b) In the event that the applicable Reference Company fails to make the Extraordinary Distribution referred to in subsection (a) above at the time or in the amount expected, the Company shall pursue any claim it has against such Reference Company, whether as a securityholder or otherwise, on behalf of the Holders of Debentures. Reasonable costs of such actions by the Company may be deducted  from  the  amount  of  any
Extraordinary   Distribution   before  any distribution is made to Holders of
Debentures pursuant to Section 211(a).

Section 212.      Denominations.

         The Debentures shall be issued in denominations of $1,000 and integral multiples in excess thereof.

Section 213.      Applicability of Certain Original Indenture Provisions.

(a) Sections 11.01, 11.02 and 11.03 of the Original Indenture, relating to defeasance and covenant defeasance, shall not be applicable to the Debentures.

(b) Sections 4.08 and 4.09 of the Original Indenture shall not be applicable to the Debentures.

Section 214.      Security Registrar and Paying Agent.

         The Trustee shall be the initial Paying Agent and initial transfer agent for the Debentures (subject to the Company's right (subject to Section
4.02 of the Original Indenture) to remove the Trustee as such Paying Agent and/or transfer agent and, from time to time, to designate one or more co-registrars and one or more other Paying Agents and transfer agents and to rescind from time to time any such designations), and The City of New York is designated as a Place of Payment for the Debentures.

Section 215.      Global Debentures.

(a) The Debentures shall be issued in the form of one or more temporary or global Debentures. The initial Depository for the global Debentures shall be DTC, and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Debentures from time to time.

(b) The Debentures shall be issued in the form of permanent global Debentures in definitive fully registered form without interest coupons, substantially in the form of Exhibit A. Each global Debenture shall be deposited on behalf of the purchasers of the Debentures represented thereby with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Original Indenture. The aggregate principal amount of a Debenture may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

(c) The global Debentures will be exchangeable for certificated Debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the global Debentures (ii) the Depository ceases to be a clearing agency under the Securities Exchange Act,
(iii) the Company in its sole discretion determines that the global Debentures shall be exchangeable for certificated Debentures or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debentures. Upon such exchange, the certificated Debentures shall be registered in the names of the beneficial owners of the global Debentures which they have replaced; such names shall be provided to the Trustee by the relevant participants of the Depository, as identified by the Depository.

Section 216.      Sinking Fund.

         The Debentures shall not be subject to any sinking fund or similar provision and shall not be redeemable at the option of the holder thereof.

Section 217.      Amendments to Certain Sections of the Original Indenture.

(a) The amendments to the Original Indenture contained in this Section 217 shall apply only to the series of Debentures established pursuant to this Second Supplemental Indenture.

(b) Clause (a) of Section 6.01 of the Original Indenture is hereby amended by adding the words "or distributions" following the word "interest" on the second line thereof.

(c) A new clause (c) is hereby added to Section 6.01 of the Original Indenture and supercedes and replaces clause (c) of the Original Indenture. New clause (c) shall read as follows:

                  (c) failure of the Company to comply with its obligations to deliver cash or Reference Shares or any combination thereof in exchange for Debentures pursuant to Section 209 of the Second Supplemental Indenture;

(d) The seventh line of the fourth paragraph of Section 6.01 of the Original Indenture are hereby amended by adding the words "and distributions" following the word "interest" in such line.

(e) Section 9.02 of the Original Indenture is hereby further amended by adding a new clause (x), to read as follows:

                           (x)  reduce the  amount of cash or  Reference  Shares
deliverable upon exchange of the Debentures.

(f) Unless the context otherwise requires, all references to payment of principal in the Original Indenture shall include the payment of the Maturity Repayment Amount, and all references to payment of interest shall include Additional Distributions.

Section 218.               Ranking.

         The Debentures are, to the extent provided herein and in the Original Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. The Debenture shall rank pari passu with the PRIZES.

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                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

         This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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